Exhibit 1.1

LOWE’S COMPANIES, INC.

(a North Carolina corporation)

$1,000,000,000 1.700% Notes due 2028

$1,000,000,000 2.800% Notes due 2041

UNDERWRITING AGREEMENT

Dated: September 13, 2021

LOWE’S COMPANIES, INC.

(a North Carolina corporation)

$1,000,000,000 1.700% Notes due 2028

$1,000,000,000 2.800% Notes due 2041

UNDERWRITING AGREEMENT

September 13, 2021

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, New York 10019

GOLDMAN SACHS & CO. LLC

200 West Street

New York, New York 10013

U.S. BANCORP INVESTMENTS, INC.

214 N. Tryon St., 26th Floor

Charlotte, North Carolina 28202

WELLS FARGO SECURITIES, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

as Representatives of the several Underwriters named in Schedule A hereto

Ladies and Gentlemen:

Lowe’s Companies, Inc., a North Carolina corporation (the “Company”), confirms its agreement with Barclays Capital Inc. (“Barclays”), Goldman Sachs & Co. LLC (“Goldman Sachs”), U.S. Bancorp Investments, Inc. (“USBI”) and Wells Fargo Securities, LLC (“Wells Fargo” and, together with Barclays, Goldman Sachs and USBI and each of the other Underwriters named in Schedule A hereto, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof, for whom Barclays, Goldman Sachs, USBI and Wells Fargo are acting as representatives (in such capacity, the “Representatives”)) with respect to the issuance and sale by the Company and purchase by the Underwriters of up to $1,000,000,000 aggregate principal amount of its 1.700% Notes due 2028 (the “2028 Notes”) and up to $1,000,000,000 aggregate principal amount of its 2.800% Notes due 2041 (the “2041 Notes” and, together with the 2028 Notes, the “Securities”) on the terms and conditions stated herein and in Schedule B hereto. The Securities are to be sold to each Underwriter, acting severally and not jointly, in the respective principal amounts as are set forth in Schedule A hereto opposite the name of such Underwriter. The Securities are to be issued pursuant to an Amended and Restated Indenture dated as of December 1, 1995 (the “Base Indenture”), between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”), as supplemented by the Nineteenth Supplemental Indenture, to be dated as of September 20, 2021 (the “Supplemental Indenture” and the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), between the Company and the Trustee. The Securities and the Indenture are more fully described in the Prospectus referred to below.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (Registration No. 333-258108), including the related base prospectus, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers, among other securities, the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Underwriting Agreement (this “Agreement”), the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B of the 1933 Act Regulations (“Rule 430B”) and paragraph (b) of Rule 424 of the 1933 Act Regulations (“Rule 424(b)”). Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” The prospectus dated July 23, 2021 (the “Base Prospectus”) together with the preliminary prospectus supplement dated September 13, 2021 used in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is herein called the “Preliminary Prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The Base Prospectus together with the final prospectus supplement dated September 13, 2021 in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to mean and include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be part of or included in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be.

The Company understands that the Underwriters propose to make a public offering of the Securities as set forth in the Final Prospectus as soon as you deem advisable after this Agreement has been executed and delivered.

Section 1. Representations and Warranties.

(a)     Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters as of the Applicable Time referred to in Section 1(a) hereof and as of the Closing Time referred to in Section 2(b) hereof that:

(i)    Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and (C) at the date hereof, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer,” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

(ii)    Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing with the Commission under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on July 23, 2021. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, have been threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

To the extent that any offer that is a written communication relating to the Securities was made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations), such communication has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the time the Original Registration Statement became effective, at each deemed effective date with respect to the offering of the Securities, as determined for the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at their respective dates and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements in or omissions from (i) the Registration Statement with respect to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the 1939 Act or (ii) the Registration Statement, the Prospectus or an Issuer Free Writing Prospectus (as defined below) made in or on behalf of or relating to any Underwriter, directly or through you, expressly for use in the Registration Statement, the Prospectus or an Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus and Final Prospectus under the caption “Underwriting” furnished on behalf of each Underwriter: (i) the names of the Underwriters and the principal amounts of the Securities set forth in the table of Underwriters in the first paragraph; (ii) the statements set forth in the fifth paragraph; (iii) the statements set forth in the third sentence of the seventh paragraph; (iv) the statements set forth in the ninth and tenth paragraphs; (v) the statements set forth in the first sentence of the twelfth paragraph; and (vi) the statements set forth in the thirteenth paragraph.

The Preliminary Prospectus and the Prospectus, when so filed with the Commission, complied in all material respects with the 1933 Act Regulations and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither the Issuer General Use Free Writing Prospectus (as defined below) nor the Preliminary Prospectus, all considered together (collectively, the “General Disclosure Package”), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:50 P.M. (Eastern time) on September 13, 2021 or such other time as agreed by the Company and the Underwriters.

“Free Writing Prospectus” means a “free writing prospectus,” as defined in Rule 405.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that is required to be filed with the Commission by the Company.

“Issuer General Use Free Writing Prospectus” means the Issuer Free Writing Prospectus, if any, in form and substance set forth on Schedule B hereto.

Each Issuer Free Writing Prospectus, as of its issue date, did not include any information that conflicted with the information contained in the Registration Statement or the Prospectus as of such date, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(iii)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (A) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and (B) when read together with the other information included in the Preliminary Prospectus, at the Applicable Time, and the Prospectus, at the date of the Prospectus and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)    Independent Registered Public Accounting Firm. Deloitte & Touche LLP, who have reported upon the audited financial statements, the notes related thereto and schedules included or incorporated by reference in the Registration Statement, are an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(v)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(vi)    Financial Statements. The consolidated financial statements included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and the consolidated cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected consolidated financial information included or incorporated by reference in the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

(vii)    Interactive Data. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)    Good Standing of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of North Carolina with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing or validly existing, as applicable, in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

(ix)    Good Standing of Significant Subsidiary. Lowe’s Home Centers, LLC, a North Carolina limited liability company (a “Significant Subsidiary,” as such term is defined in Rule 1-02 under Regulation S-X), is a limited liability company organized, validly existing and in good standing under the laws of the State of North Carolina with power and authority under such laws to own, lease and operate its properties and conduct its business; and such Significant Subsidiary is duly qualified or licensed to transact business and is in limited liability company good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification or licensing necessary, except to the extent that the failure to so qualify, be licensed or be in limited liability company good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the membership interest units of such Significant Subsidiary have been validly issued and are owned directly by the Company, free and clear of any pledge, lien, security interest, charge, claim or encumbrance of any kind. Under the North Carolina Limited Liability Company Act, the Company has no obligation to make further payments for its membership interest units or contributions to such Significant Subsidiary solely by reason of the Company’s ownership of such membership interest units, except for its obligation to repay any funds wrongfully distributed to it.

(x)    Authorization of Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company. The Supplemental Indenture and any board resolution or action of authorized officers of the Company setting forth the terms of the Securities have been duly authorized by the Company, will be substantially in the form heretofore delivered to you and, when the Supplemental Indenture is duly executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture conforms in all material respects to the description thereof in the General Disclosure Package and the Prospectus.

(xi)    Authorization of Securities. The Securities have been duly authorized by the Company. When executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Securities will conform in all material respects to the description thereof in the General Disclosure Package and the Prospectus.

(xii)    No Material Adverse Change in Business. Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise disclosed in the General Disclosure Package and the Prospectus, there has not been (A) any material adverse change in the financial condition, earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise or (C) any dividend (other than ordinary quarterly dividends declared, paid or made in the ordinary course of business) or distribution of any kind declared, paid or made by the Company on its capital stock.

(xiii)    Absence of Defaults and Conflicts. Neither the Company nor the Significant Subsidiary are in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which they are a party or by which they may be bound or to which any of their properties may be subject, except for such defaults that would not have a material adverse effect on the financial condition, earnings or business affairs of the Company and its subsidiaries, considered as one enterprise. The execution and delivery of this Agreement and the Indenture by the Company, the issuance and delivery of the Securities, the consummation by the Company of the transactions contemplated in this Agreement, in the Prospectus and in the Registration Statement and compliance by the Company with the terms of this Agreement and the Indenture, have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or bylaws or similar organizational documents of the Company or the Significant Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Significant Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or the Significant Subsidiary are a party or by which they may be bound or to which any of their properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Significant Subsidiary or any of their respective properties (except for, in each case, such violations, conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial condition, earnings or business affairs of the Company and its subsidiaries, considered as one enterprise and that would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Indenture and the Securities).

(xiv)    Absence of Further Requirements. No filing with, or authorization, approval, consent or license of, any government, governmental instrumentality or court (other than those required and obtained under the 1933 Act, the 1933 Act Regulations, the 1939 Act, state or foreign securities or blue sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, for the valid authorization, issuance, sale and delivery of the Securities, or for the execution, delivery or performance of the Indenture by the Company.

(xv)    Absence of Proceedings. Except as disclosed in the General Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary of the Company that could result in any material adverse change in the financial condition, earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, or that could materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could adversely affect the consummation of the transactions contemplated in this Agreement; the aggregate of all pending legal or governmental proceedings that are not described in the General Disclosure Package and the Prospectus to which the Company or any subsidiary of the Company is a party or which affect any of their respective properties, including ordinary routine litigation incidental to the business of the Company or any subsidiary of the Company, would not have a material adverse effect on the financial condition, earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

(xvi)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

(xvii)    Possession of Licenses and Permits. Each of the Company and the Significant Subsidiary owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted (other than such licenses, permits, certificates, consents, orders, approvals and authorizations which, if neither owned, possessed nor obtained, would not have a material adverse effect on the business of the Company and its subsidiaries, considered as one enterprise), and neither the Company nor the Significant Subsidiary have received any notice of proceedings relating to revocation or modification of any such material licenses, permits, certificates, consents, orders, approvals or authorizations.

(xviii)    Possession of Intellectual Property. Each of the Company and the Significant Subsidiary owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor the Significant Subsidiary have received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the financial condition, earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

(xix)    Absence of Labor Dispute. To the knowledge of the Company, no material labor problem exists with its employees or with employees of the Significant Subsidiary or is imminent and there is no existing or imminent labor disturbance by the employees of any of its or the Significant Subsidiary’s principal suppliers, contractors or customers, in each case, that could be expected to materially adversely affect the financial condition, earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

(xx)    Market Stabilization. The Company has not taken and, so long as a prospectus is required to be delivered by any Underwriter or dealer, will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

(xxi)    Environmental Laws. Except as disclosed in the General Disclosure Package and the Prospectus and except as would not individually or in the aggregate have a material adverse effect on the financial condition, earnings or business affairs of the

Company and its subsidiaries, considered as one enterprise, (A) the Company and its subsidiaries are each in compliance with all applicable Environmental Laws (as defined below), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened Environmental Claims (as defined below) against the Company or any of its subsidiaries and (D) there are no circumstances with respect to any property or operations of the Company or its subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or its subsidiaries.

For purposes of this Agreement, the following terms shall have the following meanings: “Environmental Law” means any United States (or other applicable jurisdiction’s) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

(xxii)    Accounting Controls and Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxiii)    Sarbanes-Oxley. The Company is in compliance, in all material respects, with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended.

(xxiv)    Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxv)    No Unlawful Contributions or Other Payments. None of the Company, any of its subsidiaries or, to the best of the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA

(as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the best of the Company’s knowledge, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xxvi)    No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency in such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

(xxvii)    No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any director, officer, agent, employee or affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds from the issuance and sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxviii)     Cybersecurity. To the knowledge of the Company, (A) there has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases, equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have taken commercially reasonable measures consistent with industry standards and practices to maintain and protect the integrity, security, redundancy and continuous operation of their IT Systems and Data. To the knowledge of the Company, the Company and its subsidiaries are presently in material compliance with all applicable laws, regulations, contractual obligations and internal policies relating to the privacy and security of personally identifiable information.

(b)    Officer’s Certificate. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

Section 2.     Sale and Delivery to the Underwriters; Closing.

(a)     Securities. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the aggregate principal amount of Securities set forth opposite such Underwriter’s name in Schedule A hereto at a purchase price equal to 99.377% of the principal amount of the 2028 Notes and a purchase price equal to 99.019% of the principal amount of the 2041 Notes, plus any additional principal amount of Securities that such Underwriter may become obligated to purchase pursuant to Section 10 hereof.

(b)     Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Company and you, at 10:00 A.M. (Eastern time) on the fifth full business day after the date of this Agreement (unless postponed pursuant to Section 10 hereof), or at such other time not more than the tenth full business day thereafter as you and the Company shall determine (such date and time of payment and delivery being herein called the “Closing Time”). Payment shall be made to the Company by wire transfer of immediately available funds to an account designated by the Company, against delivery to you for the respective accounts of the several Underwriters of the Securities to be purchased by them.

(c)    Denominations; Registration. The Securities to be purchased by the Underwriters shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Time. The Securities will be made available in New York City for examination by you not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

Section 3. Certain Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. During the period in which a prospectus relating to the Securities is required to be delivered by an Underwriter or would be required but for Rule 172 under the 1933 Act, the Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus relating to the Securities shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of the Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or, upon becoming aware, of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes aware that it is the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)    Filing of Amendments and Exchange Act Documents; Preparation of Final Term Sheet. During the period in which a prospectus relating to the Securities is required to be delivered by an Underwriter or would be required but for Rule 172 under the 1933 Act, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either the Preliminary Prospectus or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance reasonably satisfactory to the Representatives and contained in Schedule B hereto, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel to the Underwriters shall reasonably object.

(c)    Continued Compliance with Securities Laws. The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities by any Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package and the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it was delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment, supplement or new registration statement as may be necessary to correct such untrue statement or omission or to comply with such requirements. The Company will use its best efforts to have such amendment, supplement or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. During the period in which a prospectus relating to the Securities is required to be delivered by an Underwriter or would be required but for Rule 172 under the 1933 Act, if at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained or incorporated by reference in the Registration Statement (or any other registration statement relating to the Securities), or the Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d)    Delivery of the Registration Statement. The Company has furnished or will furnish to you, without charge, as many signed copies of the Original Registration Statement and of all amendments thereto, copies of all exhibits and documents filed therewith or incorporated by reference therein or otherwise deemed to be a part thereof (other than documents required to be filed under the 1934 Act that upon filing are deemed to be incorporated by reference therein and through the end of the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities) and signed copies of all consents and certificates of experts, as you may reasonably request, and has furnished or will furnish to you, for each of the Underwriters, one conformed copy of the Original Registration Statement and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits, other than documents required to be filed under the 1934 Act that upon filing are deemed to be incorporated by reference therein). The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)     Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, an electronic copy of the Preliminary Prospectus, and the Company hereby consents to the distribution of such Preliminary Prospectus to prospective investors. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)    Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and will maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above to continue such qualification in effect for a period of not less than one year from the date hereof. The Company will also supply you with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as you may request.

(g)    Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)    Rating of Securities. The Company shall take all reasonable action necessary to enable Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a subsidiary of S&P Global Inc. (“S&P”), to provide their respective credit ratings of the Securities issued by the Company.

(i)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption “Use of Proceeds.”

(j)    Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a Free Writing Prospectus required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 3(b) hereof, the Underwriters are authorized to use information with respect to the final terms of the Securities in communications conveying information relating to the offering to prospective investors. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

Section 4.     Payment of Expenses.

(a)     Expenses. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and any schedules or exhibits and any documents incorporated therein by reference), as originally filed and as amended, the General Disclosure Package and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof in accordance with Section 3 hereof to the Underwriters, (ii) the preparation, printing and distribution of this Agreement, the Indenture, the Securities and the blue sky survey, (iii) the delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification of the Securities under the applicable securities laws in accordance with Section 3(f) hereof and any filing for review of the offering with FINRA, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the blue sky survey, (vi) any fees charged by rating agencies for rating the Securities and (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities.

(b)    Termination of Agreement. If this Agreement is terminated by you in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

Section 5.     Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Securities that they have respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or the Significant Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and is effective, and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)    Opinion and Negative Assurance Letter of Cleary Gottlieb Steen & Hamilton LLP, Counsel to the Company. At the Closing Time, you shall have received a signed opinion and negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinions for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters.

(c)     Opinion of Moore & Van Allen PLLC, North Carolina Counsel to the Company. At the Closing Time, you shall have received a signed opinion of Moore & Van Allen PLLC, North Carolina counsel for the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinions for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters.

(d)    Opinion of Counsel to the Underwriters. At the Closing Time, you shall have received the favorable opinion and negative assurance letter of Shearman & Sterling LLP, counsel for the Underwriters, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect that the opinion delivered pursuant to Section 5(b) hereof appears on its face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Securities, this Agreement, the Indenture, the Registration Statement, the Prospectus, the documents incorporated by reference and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Significant Subsidiary and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

(e)    Officers’ Certificate. At the Closing Time, (i) the Registration Statement, the General Disclosure Package and the Prospectus, as they may then be amended or supplemented, shall contain all material statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations, and none of the Registration Statement, the General Disclosure Package or the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, there shall not have been any material adverse change in the financial condition, earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company that would be required to be set forth in the General Disclosure Package and the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company before or by any government, governmental instrumentality or court, domestic or foreign, that could result in any material adverse change in the financial condition, earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the General Disclosure Package and the Prospectus, (iv) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied relating to the transactions contemplated by this Agreement, the Indenture, the Registration Statement, the General Disclosure Package and the Prospectus at or prior to the Closing Time and (v) the other representations and warranties of the Company set forth in Section 1(a) hereof shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the Chief Executive Officer or an Executive Vice President or equivalent thereof, and the Treasurer or Assistant Treasurer or Controller, of the Company, dated as of the Closing Time, to such effect.

(f)    Independent Registered Public Accounting Firm’s Comfort Letter. At the date of this Agreement, you shall receive from Deloitte & Touche LLP a letter, dated as of the date of this Agreement, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in independent registered public accounting firms’ “comfort letters” to underwriters with respect to the financial statements and certain financial information incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and the specified date referred to therein shall be a date not more than three days prior to the date of this Agreement.

(g)    Bring-down Comfort Letter. At the Closing Time, you shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f) hereof, except that the specified date referred to shall be a date not more than two business days prior to the Closing Time.

(h)    Rating Agencies. Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have been any downgrading, nor any notice given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities, including the Securities, by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the 1934 Act.

(i)    Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated in this Agreement and the matters referred to in Section 5(d) hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Securities as contemplated in this Agreement shall be satisfactory in form and substance to you and to counsel for the Underwriters.

(j)    Termination of Agreement. If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6, 7, 8 and 18 hereof shall remain in effect.

Section 6.     Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, and each of its respective affiliates, its directors, each of its officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company; and

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by and relating to any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)    Indemnification of the Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity agreement contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (including any amendment thereto), including the Rule 430B Information, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by and relating to such Underwriter through you expressly for use therein.

(c)    Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Representatives and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. The indemnified party shall promptly reimburse the indemnifying party for all amounts advanced to it pursuant to this Section 6(d) (unless it is entitled to such amounts under Section 7 hereof) if it shall be finally judicially determined that such indemnified party was not entitled to indemnification hereunder and such loss, liability, claim, damage or expense arose out of (i) an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by and relating to the indemnified party expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or (ii) a fraudulent misrepresentation (within the meaning of Section 11 of the 1933 Act) by the indemnified party.

Section 7. Contribution.

If the indemnification provided for in Section 6 hereof is for any reason held to be unavailable or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each director, officer and respective affiliates of the Underwriters and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties, indemnities, agreements and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Underwriter or any person who controls the Company or any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and will survive delivery of and payment for the Securities.

Section 9. Termination of Agreement.

(a) Termination Generally. You may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the financial condition, earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect is such as to make it, in your judgment, impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities, (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or FINRA or if trading generally on the New York Stock Exchange (the “NYSE”) has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by the NYSE or by order of the Commission, FINRA or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) a banking moratorium has been declared by either federal, New York or North Carolina authorities. As used in this Section 9(a), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Securities.

(b)    Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6, 7, 8 and 18 hereof shall survive such termination and remain in full force and effect.

Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities that it or they are obligated to purchase pursuant to this Agreement (the “Defaulted Securities”), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, the non-defaulting Underwriters have not completed such arrangements within such 24-hour period, then:

(a)    if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased pursuant to this

Agreement, each non-defaulting Underwriter shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective Securities underwriting obligation proportions bear to the underwriting obligations of all non-defaulting Underwriters; or

(b)    if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement, either the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters and the Company shall be directed to the addresses specified below.

To the Company:

Lowe’s Companies, Inc.

1000 Lowes Boulevard

Mooresville, North Carolina 28117

Mail Code: TIR31

Attention: Treasurer

Facsimile: (704) 757-0576

With a copy to:

Lowe’s Companies, Inc.

1000 Lowes Boulevard

Mooresville, North Carolina 28117

Mail Code: NB7

Attention: Office of the General Counsel

Facsimile: (704) 757-0598

To the Underwriters:

c/o:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

and

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Attention: Registration Department

Facsimile: (212) 902-9316

and

U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

EX-NC-WSTC

Charlotte, North Carolina 28202

Attention: Debt Capital Markets

Facsimile: (877) 219-0512

and

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attn: Transaction Management

Email: tmgcapitalmarkets@wellsfargo.com

Section 12. Parties. This Agreement herein set forth is made solely for the benefit of the several Underwriters, the Company and, to the extent expressed, any person who controls the Company or any of the Underwriters within the meaning of Section 15 of the 1933 Act, and the directors of the Company, its officers who have signed the Registration Statement and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 10 hereof, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Securities. All of the obligations of the Underwriters hereunder are several and not joint.

Section 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such

Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

Section 14. Recognition of the U.S. Special Resolution Regimes.

(a)     In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 15: Patriot Act Notice. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Section 16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

Section 17. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under or in respect of this Agreement taken by the Representatives will be binding upon all Underwriters.

Section 18. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 19. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Unless otherwise indicated, specified times of the day refer to New York City time.

Section 20. Effect of Headings. The headings herein are included for convenience only and shall not affect the construction hereof.

Section 21. Counterparts. This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

LOWE’S COMPANIES, INC.

By:	/s/ Ryan Grimsland
	Name:	Ryan Grimsland
	Title:	Senior Vice President, Corporate Finance & Treasurer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED as of the date first above written:

BARCLAYS CAPITAL INC. GOLDMAN SACHS & CO. LLC U.S. BANCORP INVESTMENTS, INC. WELLS FARGO SECURITIES, LLC

For themselves and the other Underwriters named in Schedule A to this Agreement

By:	Barclays Capital Inc.

By:	/s/ Barbara Mariniello
	Name:	Barbara Mariniello
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

By:	Goldman Sachs & Co. LLC

By:	/s/ Ashley Everett
	Name:	Ashley Everett
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

By:	U.S. Bancorp Investments, Inc.

By:	/s/ Douglas J. Fink
	Name:	Douglas J. Fink
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Principal amount of 2028 Notes
Barclays Capital Inc.	$152,500,000
Goldman Sachs & Co. LLC	$152,500,000
Wells Fargo Securities, LLC	$152,500,000
U.S. Bancorp Investments, Inc.	$145,000,000
BofA Securities, Inc.	$72,500,000
Citigroup Global Markets Inc.	$72,500,000
J.P. Morgan Securities LLC	$72,500,000
Mizuho Securities USA LLC	$47,500,000
RBC Capital Markets, LLC	$47,500,000
MUFG Securities Americas Inc.	$22,500,000
Truist Securities, Inc.	$22,500,000
BMO Capital Markets Corp.	$17,500,000
Loop Capital Markets LLC	$17,500,000
C.L. King & Associates, Inc.	$5,000,000

Total	$1,000,000,000

Schedule A

Underwriter	Principal amount of 2041 Notes
Barclays Capital Inc.	$152,500,000
Goldman Sachs & Co. LLC	$152,500,000
Wells Fargo Securities, LLC	$152,500,000
U.S. Bancorp Investments, Inc.	$145,000,000
BofA Securities, Inc.	$72,500,000
Citigroup Global Markets Inc.	$72,500,000
J.P. Morgan Securities LLC	$72,500,000
Mizuho Securities USA LLC	$47,500,000
RBC Capital Markets, LLC	$47,500,000
MUFG Securities Americas Inc.	$22,500,000
Truist Securities, Inc.	$22,500,000
BMO Capital Markets Corp.	$17,500,000
Loop Capital Markets LLC	$17,500,000
C.L. King & Associates, Inc.	$5,000,000

Total	$1,000,000,000

Schedule A

SCHEDULE B

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus dated September 13, 2021

Relating to Preliminary Prospectus Supplement dated September 13, 2021

Registration Statement No. 333-258108

Final Term Sheet
Dated September 13, 2021

Issuer:	Lowe’s Companies, Inc. (the “Company”)

Trade Date:	September 13, 2021

Settlement Date (T+5):	September 20, 2021

Ratings* (Moody’s/S&P):	[RESERVED]

1.700% Notes due 2028

Aggregate Principal Amount Offered:	$1,000,000,000

Maturity Date:	September 15, 2028

Coupon (Interest Rate):	1.700% per annum

Interest Payment Dates:	March 15 and September 15 of each year, beginning March 15, 2022

Benchmark Treasury:	UST 1.125% due August 31, 2028

Benchmark Treasury Price / Yield:	100-04+ / 1.104%

Spread to Benchmark Treasury:	0.63% (63 basis points)

Yield to Maturity:	1.734%

Public Offering Price:	99.777% of principal amount, plus accrued interest from the expected settlement date

Net Proceeds (before expenses):	$993,770,000

Make-Whole Call:	Prior to the date that is two months prior to the maturity date at T + 10 basis points

Par Call:	On or after two months prior to the maturity date

CUSIP / ISIN:	548661 ED5 / US548661ED58

Schedule B

2.800% Notes due 2041

Aggregate Principal Amount Offered:	$1,000,000,000

Maturity Date:	September 15, 2041

Coupon (Interest Rate):	2.800% per annum

Interest Payment Dates:	March 15 and September 15 of each year, beginning March 15, 2022

Benchmark Treasury:	UST 1.750% due August 15, 2041

Benchmark Treasury Price / Yield:	98-23 / 1.827%

Spread to Benchmark Treasury:	0.98% (98 basis points)

Yield to Maturity:	2.807%

Public Offering Price:	99.894% of principal amount, plus accrued interest from the expected settlement date

Net Proceeds (before expenses):	$990,190,000

Make-Whole Call:	Prior to the date that is six months prior to the maturity date at T + 15 basis points

Par Call:	On or after six months prior to the maturity date

CUSIP / ISIN:	548661 EE3 / US548661EE32

Joint Book Running Managers:	Barclays Capital Inc. Goldman Sachs & Co. LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Senior Co-Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC Mizuho Securities USA LLC RBC Capital Markets, LLC

Co-Managers:	MUFG Securities Americas Inc. Truist Securities, Inc. BMO Capital Markets Corp. Loop Capital Markets LLC C.L. King & Associates, Inc.

*	Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawn at any time.

Schedule B

We expect that the delivery of the notes will be made to investors on or about September 20, 2021, which will be the fifth business day following the date of this term sheet (such settlement being referred to as T+5). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, investors who wish to trade notes prior to two business days before delivery may be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Investors who wish to trade the notes prior to two business days before their date of delivery hereunder should consult their advisors.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at (888) 603-5847, Goldman Sachs & Co. LLC at (866) 471-2526, U.S. Bancorp Investments, Inc. at (877) 558-2607 or Wells Fargo Securities, LLC at (800) 645-3751.

Schedule B